Exhibit 10.40

Ref: AR/NS/pv

Date: 6 November 2007

Private & Confidential

Aegean Marine Petroleum SA

42 Hatzikiriakou Avenue,

185 38 Piraeus

Attention: Mr Dimitris Melissanidis

Dear Dimitri:

Following our recent discussions, we have the pleasure in enclosing, on behalf of ourselves and HSH Nordbank AG, our formal Offer Letter for a new Credit Facility of US$300m.

We hope that you will find this acceptable and look forward to receiving your signed acceptance copy by return. We very much value our relationship with your goodselves and welcome this opportunity to develop it further.

For sake of good order, we have also enclosed a letter from HSH Nordbank AG confirming their participation of US$150m.

Yours faithfully

For THE ROYAL BANK OF SCOTLAND plc

/s/ Alex Rodopoulos

Alex Rodopoulos

Senior Director, Greece

6 November 2007

STRICTLY PRIVATE & CONFIDENTIAL

Aegean Marine Petroleum S.A.

42 Hatzikiriakou Avenue

185 38 Piraeus

Attention : Mr Dimitris Melissanidis

Dear Sirs

We have pleasure in confirming that The Royal Bank of Scotland plc, as “Agent Bank”, on behalf of The Royal Bank of Scotland plc and HSH Nordbank AG (the “Banks”) is prepared to offer a Credit Facility to the Borrower subject to the terms and conditions outlined in this letter and in the Summary of Terms and Conditions (“Summary of Terms”) attached as an Appendix hereto (which Summary of Terms shall be read together with and form an integral part of this letter).

This offer is subject to there being no facts, events or circumstances, now existing or hereafter arising, which come to our attention and which, in our good faith determination, materially adversely affects the Borrower’s or any of the Security Parties’ business, assets, financial condition, operations or prospects, in which event the Bank reserves the right to terminate this offer.

Terms defined in the Summary of Terms shall have the same meaning when used in this letter.

If the terms of this offer are acceptable, please sign the acceptance on the enclosed copy of this letter and return it to the Bank.

This offer will remain open for acceptance until 15 November 2007; if no acceptance is received by that date, the offer shall be automatically cancelled and no longer available for acceptance.

Yours faithfully

For THE ROYAL BANK OF SCOTLAND plc

/s/ Nick Smith	/s/ Fotis Bratimos

Nick Smith Ship Finance Director	Fotis Bratimos Senior Director, Ship Finance

We hereby accept the terms and conditions of the above offer.

For	Aegean Marine Petroleum S.A.	Name	Dimitris Melisanidis
E. Nikolas Tavlarios

Signed	/s/ Dimitris Melisanidis	Position	Head of Corporate Development
	/s/ Nikolas Tavlarios		President of AMNI Guarantor

Date	November 6, 2007

APPENDIX TO OFFER LETTER DATED 6 NOVEMBER 2007 ADDRESSED TO
AEGEAN MARINE PETROLEUM S.A.
SUMMARY OF TERMS AND CONDITIONS FOR A CREDIT LINE FACILITY OF US$300,000,000

Borrower:	Aegean Marine Petroleum S.A.
Agent Bank:	The Royal Bank of Scotland plc

Issuing Bank:	The Royal Bank of Scotland plc

Lender:	The Royal Bank of Scotland plc and HSH Nordbank AG

Type of Facility:	A Credit Facility comprising of a Letter of Guarantee and/or Letter of Credit line and an Overdraft Facility (together herein called the “Facility”).

Purpose:	The Facility to be utilised as follows:
(i) up to US$200,000,000 to provide a Letter of Guarantee and/or Letter of Credit line (the “LG/LC Line”) for the needs of the AMPNI Guarantor and/or its subsidiaries (the “Aegean Group”);
and
(ii) up to US$100,000,000 to provide a revolving overdraft facility (the “Overdraft”) to be utilised for working capital purposes of the Borrower.

The Borrower has the option to use the total limit of US$300,000,000 for the issuance of Letters of Guarantees and/or Letters of Credits. The Overdraft limit of maximum US$100,000,000 will be adjusted downwards accordingly. The Overdraft will run in a bank account of the Borrower with the Agent Bank in Piraeus.

Amount:	Up to US$300,000,000 (United States Dollars Three Hundred Million),

Term:	The Facility, to be available for a period of up to 1 year from the date of signing of the Facility Agreement which is to be not later than 31 December 2007.

Drawdown / Availability	(i)

Any Letters of Guarantee and/or Letters of Credit will be issued at Borrower’s first request under the LG/LC Line in a form acceptable to the Lender. Tenor of the Letter(s) of Guarantee and/or Letter(s) of Credit will not exceed the maturity date of the Facility, unless agreed by the Lender in its sole discretion.

(ii) As the Overdraft is a working capital facility, we expect to see fluctuating balances on the account.

Interest Margin:

Interest on the Overdraft is to be charged on the amount of the daily balance from time to time at a rate of 1.25% p.a. over weekly LIBOR payable on a quarterly basis. i.e. 20/12, 20/3, 20/6, 20/9 of each year and on the maturity date of the Facility.

Letters of Guarantee/Letter of Credit Commission:	Any Letter of Credit issued under the LG/LC Line is to be charged at the following rates, payable monthly in arrears (at month-end) or cancellation whichever is the earlier:

Standby LCs - transaction related 0.625% p.a. - direct credit substitutes 1.25% p.a.

Documentary LCs – 0.25% p.a.

Letters of Guarantee – 0.625% p.a.

Arrangement Fee:	US$450,000 payable upon the date of signing of the Facility Agreement, latest 31 December 2007.

A proportionate adjustment will be made to the aforementioned fee representing that portion already accrued and paid in respect of the Borrower’s existing US$183,400,000 facility for the unutilised period thereafter.

A flat fee of US$500 will be paid to the Issuing Bank upon the issuance of any Letter or Credit and Letter of Guarantee.

Administration Fee:	US$50,000 payable annually to the Agent Bank.

Commitment commission:

0.25% p.a. (calculated on a 360 day year basis) shall accrue on the amount of the undrawn/unutilised available limit of the Facility from the date of signing the Facility Agreement and will be payable quarterly in arrears and on the maturity date of the Facility.

Repayments:

Upon the maturity date of the Facility, any outstanding amounts under the Overdraft will be repaid in full and the available limit under the LG/LC Line will be reduced to nil. If the Lender has agreed, at its sole discretion, to issue any Letters of Guarantee and/or Letters of Credit exceeding the final date of the Facility, the Lender will immediately require full cash cover for the amount of the Letters of Guarantee and/or Letters of Credit outstanding.

Operating Account:	To be held and to be charged to the Royal Bank of Scotland plc.

Security	All of the following security is to be fully cross-collateralised, to include, but not limited to the following:

•

Upstream corporate guarantees from the single purpose shipowning companies (the “Existing Guarantors”) of the following tankers collateralised by first priority mortgages and assignments of earnings, insurances and requisition compensation:

m/t “Aegean X”, a 1982 built double-hull tanker of 6,500 dwt

m/t “Aegean Rose”, a 1978/rebuilt 1988 double-hull tanker of 4,935 dwt

m/t “Aegean Daisy”. a 1978/rebuilt 1988 double-hull tanker of 4,935 dwt

m/t “Aegean Tulip”, a 1993 built double-hull tanker of 4,853 dwt

m/t “Aegean Breeze”, a 2004 built double-hull tanker of 2,747 dwt

m/t “Aegean Tiffany”, a 2004 built double-hull tanker of 2,747 dwt

m/t “Aegean Pride 1”, a 1982 double-hull tanker of 11,523 dwt

m/t “Aegean XI”, a 1984 double-hull tanker of 11,050 dwt

m/t “Aegean Force”, a 1980 double-hull tanker of 6,679 dwt

m/t “Fos”, a 1981 double-hull tanker of 67,980 dwt

m/t “Aegean Princess”, a 1991/rebuilt 2002 double-hull tanker of 6,828 dwt

m/t “Ouranos”, a 1983 built double-hull tanker of 67,980 dwt

m/t “Leader”, a 1985 built double-hull tanker of 83,890 dwt

(the “Existing Vessels” and individually an “Existing Vessel”).

•

Upstream corporate guarantees including a negative pledge (not to mortgage elsewhere or dispose of without the consent of the Lender), and an undertaking to provide a first priority mortgage at the Lender’s first request, from each shipowning company (the “Supplemental Guarantors”) of the following tankers:

m/t “Aegean VII”, a 1984 built single-hull tanker of 3,728 dwt

m/t “Aegean IX”, a 1976 built single-hull tanker of 7,216 dwt

m/t “Aegean Flower”, a 2002 built double-hull tanker of 6,500 dwt

(the “Supplemental Vessels” and individually a “Supplemental Vessel”).

•	Assignments of earnings, insurances and requisition compensation in respect of the Supplemental Vessels.

•	Corporate guarantee from Aegean Marine Petroleum Network Inc.

(the “AMPNI Guarantor”)

(the Existing Vessels and the Supplemental Vessels, all together the “Ships” and each a “Ship” - the Existing Guarantors, the Supplemental Guarantors and the AMPN1 Guarantor, all together the “Guarantors” and each a “Guarantor”).

•

General assignment of trade receivables of the Aegean Group to be paid into the Operating Account. Trade receivables to have a maximum payment tenor of 60 days (dependent upon type) and to be acceptable to the Lender in all respects. No more than 5% of assigned receivables shall be due from any one customer (other than the US Navy).

	•	Charge over the operating account of the Borrower.

	•	Sale of Ships to be subject to (i) no default and (ii) security cover test being and remaining satisfied through any necessary prepayment and/or additional security.

Expenses:

All costs and out-of-pocket expenses (including legal expenses) incurred by the Lender in connection with the negotiation, preparation and documentation of the facility shall be for the account of the Borrower.

Documentation:

The Facility will be documented by way of a Facility Agreement and other security documentation to include the Lender’s standard terms for this type of facility comprising, inter alia, conditions precedent, representations and warranties, undertakings, events of default and covenants, as well as those specific to IPO companies, including but not limited to the following:

	•	Acceptable flag, class and insurances including maximum P&I cover for pollution risks of the Ships.

	•	Mortgagees Interest Insurance for not less than 100%, at all times, of the market value of all security Ships, at the cost of the Borrower.

	•	Mortgagees Additional Perils Pollution Insurance for 100%, at all times, of the market value of all security Ships, at the cost of the Borrower.

	•	Indemnification from the Borrower against the consequences of a pollution incident.

	•	Ships to be managed by Aegean Bunkering Services Inc. and no change of management without the consent of the Lender.

•	Evidence of the light tonnage of each Ship.

•	The AMPNI Guarantor will maintain its listing on the New York Stock Exchange.

•	The following financial covenants will be complied with at all times and tested on the consolidated unaudited financial statements of the AMPNI Guarantor on a semi-annual basis:
(i) Net Worth will not be less than US$175,000,000.
(ii) Total Liabilities (excluding all equity items) to Total Assets will not be more than 65%.
(iii)

Free Liquidity (including available undrawn overdraft facilities) will be at least US$25,000,000 — to be held with Royal Bank of Scotland plc. at all times and tested monthly. Average daily Free Liquidity of minimum US$10,000,000 to be checked weekly.

•

The AMPNI Guarantor will provide unaudited financial statements on a semi-annual basis and audited financial statements on an annual basis and any such other management information as may be reasonably required including copies of all documents required to be filed with the SEC or delivered pursuant to the Sarbannes-Oxley Act.

•

Minimum security cover of 120% at all times on the sum of (i) all outstandings under the Overdraft (including any undrawn portion utilised in order to meet the Free Liquidity covenant above) and (ii) the utilised LG/LC Line (together, the “Actual Exposure”). The security calculation will include (a) the value of the Existing Vessels mortgaged to the Lender and (b) the value of the Supplemental Vessels (all valued at the prevailing market scrap rate except for m/t “Aegean Flower”). The value of any Ship will be determined by an independent shipbroker acceptable to the Lender. To the extent the Actual Exposure exceeds the security cover it will be necessary for assigned trade receivables to be not less than 125% of such excess. The security cover requirement will be tested at quarterly intervals and at such other times as the Lender may require.

•

At the Lender’s sole discretion, it will permit the Borrower (subject to 2 business days’ notice to the Lender) to issue any Letter of Credit and/or Letter of Guarantee, under the facility, in Euro or any other currency (other than US Dollars) acceptable to the Lender (“Optional Currency”).

•

If any Letter of Credit and/or Letter of Guarantee issued under the Facility is denominated in an Optional Currency, the exposure of this Letter of Credit and/or Letter of Guarantee shall be calculated as being 110% of the equivalent US Dollar amount.

•

Any newbuilding or second-hand vessels (together the “Additional Tonnage”) acquired by the Aegean Group (other than the Ships) may be used to secure additional third party debt, provided that the Borrower is compliant with all corporate and financial covenants and terms of the Facility. However, the Borrower / AMPNI Guarantor will have the option to pledge the Additional Tonnage as additional security against this Facility.

•

Dimitris Melissanidis to own / control 32% or more of the shares in the AMPNI Guarantor, with the Lender reserving its rights to negotiate terms in the case a majority shareholding is acquired by another shareholder.

•	The AMPNI Guarantor to have direct control of Borrower / each Guarantor and own either directly or indirectly 100% of their share capital.

•	No change of business of the Borrower or the Aegean Group.

•	Legal opinions satisfactory to the Lender.

•

The Borrower shall provide to the Lender such documentation and confirmations as may be required by the Lender to comply with applicable law and regulations and its own internal guidelines in relation to the opening of accounts and the identification of its customers.

•

The Borrower / AMPNI Guarantor shall undertake to keep the Lender fully informed regarding actual or proposed purchases at the earliest possible opportunity and, in any event, at regular intervals of not more than three months.

•

The Borrower shall additionally compensate the Lender for any cost to the Lender incurred in complying with regulations howsoever imposed from time to time in relation to the making or maintaining of the Facility.

•	The Lender to have right of first refusal to underwrite any increase of the Facility which may be required by the Borrower.

•

If any Letter of Guarantee / Letter of Credit is called upon and not settled by the Borrower immediately from available drawdowns on this Facility or own funds, then this will be an event of default and the Facility will be withdrawn in full.

•	Dividends will only be payable if there is no breach of covenants or event of default under the Facility and if the security cover test is and will remain satisfied following the payment of any dividend.

	•	As the Overdraft facility is a working capital facility we expect to see fluctuating balances on the account, except the portion for the acquisition of assets (vessels or shares).

•

This new facility will replace the existing US$183,400,000 Facility Agreement dated 19 December 2006 as amended including up to US$45,000,000 additional funds availed, which will then terminate except as to its term loan portion for the finance of the five newbuildings.

•

In the event that the implementation of the matters set out in the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 (the “Basle Accord”) gives rise to a change in the Risk Asset Weighting of the Lender’s treatment of the facility then the amount of any reduction in the Lender’s rate of return from the facility will be payable by the Borrower. The Lender shall consult with the Borrower in relation to the effect of the implementation of the Basle Accord on the risk asset weighting of the Lender’s participation in the transaction.

Signing of Facility Agreement	The Facility Agreement is to be executed on or before 31 December 2007 failing which the offer will lapse notwithstanding its acceptance.

Confidentiality:

The information contained in the offer letter and this Summary of Terms is confidential and supplied to you on the understanding that you will not disclose the offer letter and this Summary of Terms or any of their contents to any third party, other than (i) as required by applicable law or regulation or (ii) disclosure to your professional advisors or affiliated companies on terms that such professional advisors or affiliated companies agree to maintain confidentiality on the terms of this paragraph.

Governing Law of Offer Letter, Summary of Terms and loan and security documents:	English Law (except to the extent any security requires otherwise).